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                                                                    Exhibit 15.1



August 4, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 13, 2003 on our review of interim financial information of Abercrombie & Fitch Co. (the "Company") as of and for the period ended May 3, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-8 dated August 4, 2003.

Very truly yours,

/s/PricewaterhouseCoopers LLP
Columbus, Ohio